Exhibit 5.2

May 20, 2026

Qwest Corporation

931 14th Street,

Denver, Colorado 80202

Ladies and Gentlemen:

I am the Associate General Counsel of Qwest Corporation, a Colorado corporation (“Qwest”). In such capacity, I have acted as counsel to Qwest in connection with its offer to exchange (i) all $977,500,000 outstanding aggregate principal amount of Qwest’s 6.5% Notes due 2056 (the “Old 2056 Notes”) for corresponding principal amount of new 6.50% Notes due 2051 (the “New 2051 Notes”) and (ii) all $660,000,000 outstanding aggregate principal amount of Qwest’s 6.75% Notes due 2057 (the “Old 2057 Notes” and, together with the Old 2056 Notes, the “Old Notes”) for (a) new 6.750% Notes due 2052 (the “New 2052 Notes” and, together with the New 2051 Notes, the “New Qwest Notes”) or (b) New 2051 Notes. Qwest’s obligations under the New Qwest Notes will be guaranteed on an unsecured basis by Lumen Technologies, Inc. (“Lumen”) (the “Guarantee”). The New Qwest Notes and the Guarantees are referred to herein collectively as the “Securities”. The Securities are being offered pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on April 16, 2026, including the Post-Effective Amendment No. 1 to Form S-4, as filed with the Commission on May 20, 2026 (the “Post Effective Amendment”) (as so filed and as amended, including the documents incorporated by reference therein, but excluding Exhibit 25.1, the “Registration Statement”), and a preliminary prospectus, dated May 20, 2026, included in the Registration Statement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, I, or attorneys under my direction, have examined copies of such agreements, instruments and documents as I have deemed an appropriate basis on which to render the opinions hereinafter expressed. In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including electronic copies). I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than Qwest, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such parties have duly authorized such agreements or instruments by all requisite action (corporate or otherwise), that such agreements or instruments have been duly executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to all matters of fact, I have relied on the representations and statements of fact made in the documents so reviewed, including all statements in certificates of public officials that I reviewed, and I have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of Colorado (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect. I express no opinion herein as to any other statutes, rules or regulations (and in particular, I express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, I am of the opinion that:

1. Qwest is validly existing as a corporation under the laws of the State of Colorado.

2. Qwest has the corporate power under the laws of the State of Colorado to issue its New Qwest Notes.

3. The New Qwest Notes have been duly authorized by Qwest.

The opinions expressed herein are limited to Colorado Revised Statutes. I note that the New Qwest Notes are governed by the laws of the State of New York.

This opinion letter has been prepared for use in connection with the filing by Lumen and Qwest of the Registration Statement relating to the exchange offering and issuance of the Securities. This opinion letter is given only as of the time of its delivery, and I assume no obligation or responsibility to update or supplement this opinion letter after its delivery.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement under the heading “Validity of Notes” and consent to the use of my name in the prospectus contained in such Registration Statement. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act.

By	/s/ Nathan Bartell, Esq.
Nathan Bartell, Esq. Associate General Counsel of Qwest Corporation